EXHIBIT 10.48

               EMPLOYMENT AND NONCOMPETE AGREEMENT

     This Employment and Noncompete Agreement ("Agreement") is by and between Micron Electronics, Inc., a Minnesota corporation (the "Company"), and ___________________________, an individual and officer of the Company (the "Officer"), and is effective as of the last date signed below.

     WHEREAS, the parties recognize that it is in the best interest of the Company to provide for a smooth transition when there is a change in management, and wish to recognize the valued contributions of the Officer; and

     WHEREAS, the Company desires to provide the Officer with benefits in consideration for his or her execution of this Agreement;

     NOW THEREFORE, the parties agree as follows:

     1. Termination of the Officer. Either the Company or the Officer may at any time terminate the Officer's active employment with the Company for any reason, voluntary or involuntary, with or without cause, by providing notice to that effect in writing. The date such notice is received by the other party shall be deemed the "Termination Date." Upon receipt by the Officer of a notice of termination from the Company, and upon the Company's request, the Officer will resign immediately as an Officer and/or Director.

     2. Effect of Termination. Effective on the Termination Date, and for a period defined in Paragraph 2(a) (the "Transition Period"), the Officer shall continue as an employee only for purposes of receiving the benefits specified in Paragraph 3. During the Transition Period, the Officer may continue in a consulting role with the Company, or continue as a non-officer employee with the Company, if both parties agree.

          (a) Transition Period. For purposes of this agreement, the "Transition Period" shall be six (6) months, plus the amount of any TOP time and leave time, if any, which the Officer has accrued as of the Termination Date.

          (b)  Change of Officer Status.     In the event that
the Officer or the Company terminates the Officer's status as an Officer of the Company but not as an employee, both parties agree that such change in status will be treated as a termination for purposes of this Agreement, and that the date of such change in status will be deemed the Termination Date. Following the Transition Period, the Officer shall be entitled only to such compensation and benefits for his or her services as an employee that may be mutually agreed upon between the Company and the Officer. In no circumstance shall benefits under Paragraph 3 be paid to an Officer for a period longer than the first Transition Period created by a change of status or termination.

     3. Benefits During Transition Period. Provided the Officer complies with the terms of this Agreement, the Officer will receive during the Transition Period all benefits customarily provided to officers of the Company, including, but not limited to salary, bonuses, Officer bonuses, and the continued vesting of any granted stock options, as if the Officer's employment as an officer had continued during that period. "Customarily provided" refers to Company practices and plans with respect to officer benefits and compensation in effect as of the Termination Date. For purposes of this provision, however, it will be understood that the Officer, during the Transition Period, will not be entitled to any new grants of interest in future Officer bonus pools, nor to any new grants of stock options. It will be further understood that the Officer will not be entitled to payment of any compensation that is deferred past the Transition Period due to payment criteria of an incentive program, as those criteria existed as of the Termination Date. No action by the Company or the Company's Board of Directors may affect the Officer's receipt of the benefits set forth above, other than as provided herein.

     4. Agreement Not to Compete or Solicit. During such time as the Officer is employed by the Company and upon the Officer's termination, continuing throughout the Transition Period, and in consideration of the benefits specified in Paragraph 3 above and the terms and obligations of this Agreement, Officer agrees as follows:

          (a)  Acknowledgment.  Officer recognizes and
acknowledges that it is essential for the proper protection of the Company and its business interests that the Officer be restrained (a) from competing against the Company during the Officer's employment and for a reasonable period following the termination of the Officer's employment with the Company; (b) from soliciting or inducing any officer or employee of the Company to leave the employ of the Company; (c) from hiring or attempting to hire any officer or employee of the Company; and
(d) from soliciting the trade of or trading with the customers and suppliers of the Company for any business purpose. Officer further recognizes and acknowledges that the Company's business interests that require and justify protection include, without limitation, trade secrets, confidential information, proprietary information, customer or supplier information and lists, accounts, knowledge and skill acquired with the Company, customer or supplier relations, and avoiding unfair competition.

          (b) Covenant Not to Compete. The Officer shall not engage in competition with the Company, render advice or service to any entity In Competition With the Company, or engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of the Officer's employment or during the Transition Period. The phrase "In Competition With the Company" as used herein shall be deemed to include competition with the Company or its respective successors or assigns, or the businesses of any of them. A person, firm, business, or other entity is In Competition With the Company if it is engaged in the design, development, manufacture, marketing, or sale of semiconductor memory products, personal computers, servers, printed circuit boards, memory modules, related personal computer peripheral equipment, or any other business in which the Company, or any parent, subsidiary or affiliate of the Company is currently engaged or becomes engaged during the term of the Officer's employment or the Transition Period, including any business which is substantially similar to or competitive with any such business or products.

          (c) Covenant of Non-Solicitation of Employees. The Officer shall not directly or indirectly, personally or through others, employ or solicit for employment, or advise or recommend to any other person, firm, business or entity that they employ or solicit for employment, any employee of the Company; provided, however, that the Company shall not preclude the Officer from giving an employment reference at the request of an employee of the Company or at the request of a prospective employer of such employee. The Officer shall not encourage, induce, attempt to induce, solicit or attempt to solicit any employee of the Company, or any parent, subsidiary or affiliate of the Company to leave his or her employment with the Company, or any of parent, subsidiary or affiliate of the Company.

          (d) Covenant of Non-Interference or Solicitation or Diversion of Business. The Officer shall not, directly or indirectly, personally or through others, contact, solicit, advise, encourage, induce, or consult any client, account, or customer of the Company for the purpose or with the effect of causing such client, account or customer to purchase, license or otherwise obtain products or services from a person, firm, business or entity In Competition With the Company. Similarly, during the Period of Restriction, Officer shall not, directly or indirectly interfere with the business relationship between the Company and its customers, dealers, distributors, suppliers, vendors, independent contractors, service providers, or other parties with which the Company has business relationships, or encourage or induce (or attempt to induce) any such party to terminate its relationship with the Company, or to modify the terms of such relationship in a manner adverse to the best interests of the Company.

          (e) Covenant of Non-Solicitation of Customers and Suppliers. Officer agrees that during the Officer's time of employment with the Company the Officer shall not, directly or indirectly, personally or through others, solicit the trade of, or trade with, any customer or prospective customer, or supplier or prospective supplier of the Company for any business purpose other than for the benefit of the Company. Officer further agrees that during the Transition Period, Officer shall not, directly or indirectly, personally or through others, solicit the trade of, or trade with, any customers or suppliers, or prospective customers or suppliers, of the Company.

          (f) Acknowledgment of Reasonableness of Restrictions. Officer specifically acknowledges and agrees that the covenants and nature of the limitations upon Officer's activities as specified herein, together with the duration and scope of such covenants and restrictions, are reasonable limitations on Officer's activities, and that the restrictions are required to preserve, promote and protect the business interests and good-will of the Company and impose no greater restraint than is reasonably necessary to secure such protection.

          (g) Interpretation of Covenants. In the event that any covenant or the provisions of any covenant or restriction in this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction for any reason, including, but not limited to, the duration or scope thereof, such invalidity or unenforceability shall attach only to the specific covenant or provision determined to be unenforceable and the remaining covenants or provisions of the specific covenant shall remain in full force and effect for the greatest time period and for the broadest scope permitted by applicable law. Officer and the Company intend that each of the covenants shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America, and one for each and every political subdivision of each and every other country where the covenants shall be effective.

     5. Accounting for Profits. Officer covenants and agrees that in the event Officer violates any of Officer's restrictions or obligations under this Agreement the Company shall be entitled to an accounting and payment of all profits, compensation, commissions, remuneration or other benefits which Officer directly or indirectly has received and/or may receive as a result of growing out of or in connection with the violation of any such restrictions or obligations. Officer and the Company acknowledge and agree that such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Company is or may be entitled at law, in equity or under this Agreement.

     6. Indemnification. Without in any way limiting any other rights or remedies otherwise available to the Company at law or in equity. Officer shall hold harmless and indemnify the Company from and against, and shall compensate and reimburse the Company for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees) charge, cost (including costs of investigation) or expense of any nature (collectively, the "Damages") which are directly or indirectly suffered or incurred at any time by the Company, or to which the Company otherwise becomes subject (regardless of whether or not such Damages relate to a third party claim), and that arise from or are directly or indirectly connected with any breach of any covenant or obligation of Officer contained herein.

     7. Entitlement to Equitable Relief. Officer and the Company acknowledge and agree that the breach by Officer of any covenant, restriction or obligation under this Agreement will cause the Company substantial, immediate and irreparable harm, that the extent of damages will be difficult to measure, and, consequently, there is not adequate remedy at law in the event of such breach. Accordingly, the Company and Officer hereby agree that the Company shall be entitled to injunctive relief, without prejudice to any other right the Company may have in law or in equity under this Agreement, by bringing an appropriate action for such remedy in any court of competent jurisdiction which the Company, in its sole discretion, deems appropriate.

     8. Confidentiality. The parties agree that throughout the Transition Period no statements regarding the Officer's termination will be made other than to indicate that the reasons for, and circumstances of, the termination are CONFIDENTIAL and that both the Company, the Board of Directors, and the Officer are obligated to make "no comment" regarding the termination.
For purposes of this paragraph, "statements" include, but are not limited to, statements to the press, analysts, and journalists. Nothing in this paragraph is meant to prevent the Company from disclosing any facts required to be disclosed pursuant to statute or regulation.

     9. Termination. Notwithstanding the provisions of paragraph 1, above, this Agreement automatically terminates when the Officer turns sixty-five (65) years of age, and any termination or change of status of the Officer after that date will not entitle the Officer to any of the benefits of this Agreement.

     10. Release. Upon receipt of all benefits under this Agreement, the Officer and Company settle, waive, and voluntarily release any and all claims each has or may have against the other, inclusive of any of the Company's affiliates, officers, directors, employees or agents, both individually and in their official capacities, which claims accrued prior to the end of the Transition Period.

     11. Restrictive Covenants. Officer represents and warrants that the Officer's experience and capabilities are such that the restrictive covenants set forth in this Agreement will not prevent the Officer from earning a livelihood, and that Officer will be fully able to earn and receive an adequate livelihood for Officer and Officer's dependents if any of such provisions should be specifically enforced against Officer.

     12. Consent to Jurisdiction and Venue. Officer hereby irrevocably submits to the jurisdiction of the United States District Court for the District of Idaho, or the District Court in and for the County of Canyon, State of Idaho, in any action or proceeding arising out of or relating to this Agreement, and Officer hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in either such court. Officer further irrevocably waives any objection that Officer now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement brought in either such court on the ground that any such action or proceeding in either of such courts has been brought in an inconvenient forum. Nothing in this paragraph shall affect the right of the Company to bring any action or proceeding against Officer or Officer's property in the courts of other jurisdictions. Officer agrees that a final judgment in any such action or proceeding shall to the extent permitted by applicable law be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law related to the enforcement of judgments.

     13. Employer Violation Not A Defense. The existence or allegation of any claims or causes of action of the Officer against the Company shall not constitute a defense to the enforcement by the Company of the covenants or obligations contained in this Agreement.

     14. Covenants of the Essence. The covenants of the Officer set forth herein are of the essence of this Agreement; they shall be construed as independent of any other provision in this Agreement; and the existence of any claim or cause of action of the Officer against the Company, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the Company of these covenants.

     15. Tolling Period. The covenants and obligations of the Officer contained in this Agreement shall be extended by the length of time during which the Officer shall have been in breach of any of said provisions.

     16. Final Agreement. This Agreement supersedes all prior agreements, and is the entire and final understanding of the parties as to the subject matter hereof.

     17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors in interest of any kind whatsoever.

MICRON ELECTRONICS, INC.                OFFICER


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